Exhibit 21.1

DELUXE CORPORATION SUBSIDIARIES

Chiswick, Inc. (Massachusetts)
Designer Checks, Inc. (Alabama)
Direct Checks Unlimited, LLC (Colorado)
Deluxe Financial Services, Inc. (Minnesota)
Deluxe Financial Services Texas, L.P. (Texas)
Deluxe Mexicana S.A. de C.V. (Mexico) (50% owned)
DGBS (UK) Forms Limited (United Kingdom)
DGBS (UK) Holdings Limited (United Kingdom)
DLX Check Printers, Inc. (Minnesota)
DLX Check Texas, Inc. (Minnesota)
McBee Systems, Inc. (Colorado)
NEBS Business Products Limited (Canada)
NEBS Business Stationery Limited (United Kingdom)
NEBS Capital (Canada)
NEBS Payroll Service Limited (Canada)
New England Business Services, Inc. (Delaware)
Paper Payment Services, LLC (Minnesota)
Plaid Moon, Inc. (Minnesota)
PremiumWear, Inc. (Delaware)
PPS Holding Company, Inc. (Minnesota)
PPS Services 1, Inc. (Minnesota)
PPS Services 2, Inc. (Minnesota)
Rapidforms, Inc. (New Jersey)
Russell & Miller, Inc. (Delaware)
Safeguard Business Systems, Inc. (Delaware)
Safeguard Business Systems Limited (Canada)
Shirlite Limited (United Kingdom)
Sigma Afterprint Services Limited (United Kingdom)
Stephen Fossler Company (Delaware)
VeriPack, Inc. (Delaware)